TELKONET, INC

                        COMPUTATION OF LOSSES PER COMMON
                          AND COMMON EQUIVALENT SHARES

                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                           2000         1999
                                                       ------------  ----------
Shares outstanding at beginning of period                        -           -
Weighted average of common shares issued
during the period                                       21,815,371           -
                                                       ------------  ----------
Weighted average of common shares outstanding
during the period                                       20,841,349           -
Stock options and warrants outstanding                           -           -
Shares used in computing earnings per common share      20,841,349           -
Loss per common share ($(929,720)/20,841,349)          $       .04
                                                       ============
Loss per common share ($(33,973)/0)                                  $    (.00)
                                                                     ==========

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